Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

June 20, 2024

Discover Financial Services,

2500 Lake Cook Road,

Riverwoods, Illinois 60015.

Ladies and Gentlemen:

We are acting as counsel to Discover Financial Services, a Delaware corporation (the “Company”) in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers senior and subordinated debt securities, common stock, preferred stock, depositary shares representing interests in the preferred stock of the Company, stock purchase contracts, stock purchase units, warrants and hybrid securities combining elements of the foregoing (all of the foregoing being referred to herein as the “Securities”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the filing of the Registration Statement and the registration of the Securities (the “Resolutions”), the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), currently in effect, the Amended and Restated By-laws of the Company (the “By-laws”) currently in effect, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion,

(1) When the Registration Statement has become effective under the Act, the terms of the senior debt securities and subordinated debt securities (being referred to herein as the “Indenture Securities”) and of their issuance and sale have been duly established in conformity with the Senior Indenture relating to the senior debt securities, dated June 12, 2007 (the “Senior Debt Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association), as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 2, 2023, by and between the Company and the Trustee or the Subordinated Indenture relating to the subordinated debt securities, dated September 8, 2015 (the “Subordinated Debt Indenture” and each of the Subordinated Debt Indenture and the Senior Debt Indenture, an “Indenture”) by and between the Company and the Trustee, as applicable, and when the Indenture Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions of the Company’s Board of Directors adopted in conformity with the Certificate of Incorporation, the By-laws and the Resolutions, authorizing any necessary indenture supplement to the applicable Indenture and the terms, issuance and sale of such Indenture Securities, as contemplated and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of the stock purchase units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any stock purchase units that may be issued under the Indentures relating to the debt securities.

(2) When the Registration Statement has become effective under the Act, the terms of the sale of the common stock have been duly established in conformity with the Certificate of Incorporation, and the common stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to resolutions adopted by the Company’s Board of Directors in conformity with the Certificate of Incorporation, the By-laws and the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the common stock will be validly issued, fully paid and non-assessable. The common stock covered in the opinion in this paragraph includes any common stock of the Company that may be issued as part of the stock purchase contracts, stock purchase units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) When the Registration Statement has become effective under the Act, when the terms of the preferred stock of the Company and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to resolutions adopted by the Company’s Board of Directors in conformity with the Certificate of Incorporation, the By-laws and the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock of the Company that may be represented by depositary shares or may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and such deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated in the Registration Statement, and if all and if all the foregoing actions are taken pursuant to resolutions adopted by the Company’s Board of Directors in conformity with the Certificate of Incorporation, the By-laws and the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(5) When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the stock purchase contracts are to be issued have been duly established and such governing instruments or agreements have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing instruments or agreements and when such stock purchase contracts have been duly executed and authenticated in accordance with the applicable governing instruments or agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to resolutions adopted by the Company’s Board of Directors in conformity with the Certificate of Incorporation, the By-laws and the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued as part of the stock purchase units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(6) When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under the stock purchase units are to be issued have been duly established and such governing instruments or agreements have been duly executed and delivered, when the terms of such stock purchase units and of their issuance and sale have been duly established in conformity with the applicable governing instruments or agreements and when such stock purchase units have been duly executed and authenticated in accordance with the applicable governing instruments or agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to resolutions adopted by the Company’s Board of Directors in conformity with the Certificate of Incorporation, the By-laws and the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The stock purchase units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(7) When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to resolutions adopted by the Company’s Board of Directors in conformity with the Certificate of Incorporation, the By-laws and the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that each Indenture has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that Securities will be issued and other actions will be taken pursuant to any applicable limits contained in resolutions adopted from time to time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP